EXHIBIT 5.2
                                                                -----------

                          PIPER & MARBURY
                              L.L.P.
                       CHARLES CENTER SOUTH
                      36 SOUTH CHARLES STREET
                  BALTIMORE, MARYLAND 21201-3018                 WASHINGTON
                           410-539-2530                            NEW YORK
                         FAX: 410-539-0489                     PHILADELPHIA
                                                                     EASTON

                           June 5, 1997


Chateau Communities, Inc.
6430 South Quebec Street
Englewood, Colorado 80111


Ladies and Gentlemen:

          We have acted as special Maryland counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,473,084 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to a Registration Statement of the Company on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers: (i) 523,084 Shares that may be issued upon the exercise of stock options previously granted under the Amended and Restated 1993 Stock Option and Stock Appreciation Rights Plan of ROC Communities, Inc. (the "1993 Plan") assumed by the Company pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1996, as amended by the Amendment thereto, dated as of December 20, 1996, by and among the Company, ROC Communities, Inc. and a wholly-owned subsidiary of the Company, and (ii) 950,000 Shares that may be issued upon exercise of stock options to be granted or restricted shares of Common Stock of the Company (the "Restricted Stock") to be awarded under the Company's 1997 Equity Compensation Plan (the "1997 Plan," and together with the 1993 Plan, the "Plans").

          In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the 1993 Plan, the 1997 Plan, the proceedings of the Board of Directors of the Company relating to the reservation and issuance of the Shares to be issued pursuant to the 1993 Plan, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without


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independent investigation, the genuineness  of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein. We assume that the Company will have at the time of exercise of each option granted under the Plans or at the time shares of Restricted Stock are issued under the 1997 Plan at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares issued as Restricted Stock or issued pursuant to the exercise of each option.

          Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that (i) the Shares to be issued by the Company pursuant to the exercise of options granted under the 1993 Plan have been duly and validly authorized and when issued and delivered as contemplated in the Registration Statement and in accordance with the 1993 Plan, will be validly issued, fully paid and non-assessable, and (ii) upon due authorization by proper action of the Board of Directors of the Company in accordance with the Company's Charter and By-Laws and with the applicable Maryland law (a "Board Action") of an issuance of Shares pursuant to the exercise of options granted, or the award of shares of Restricted Stock, under the 1997 Plan, and upon issuance and delivery of certificates for such Shares against payment therefor in accordance with the terms and provisions of such Board Action and with applicable Maryland law, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                      Very truly yours,


                                      /s/ PIPER & MARBURY L.L.P.





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